Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of OpGen, Inc. of our report, which includes an explanatory paragraph related to OpGen, Inc.’s ability to continue as a going concern,dated March 2, 2015, on our audits of the financial statements of OpGen, Inc. as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".

/s/ CohnReznick LLP

Vienna, Virginia
March 2, 2015